                                                                                  FOR:   International Speedway Corporation

                                                               APPROVED BY:   Wes Harris
                                                                                              Director of Investor Relations
                                                                                              (386) 947-6465

                                                                        CONTACT:   Suzanne Rosenberg
                                                                                              Media: Jason Rando
                                                                                              Morgen-Walke Associates, Inc.
                                                                                              (212) 850-5600

FOR IMMEDIATE RELEASE

 INTERNATIONAL SPEEDWAY CORPORATION REAFFIRMS SECOND QUARTER GUIDANCE
--One-Time, Non-Cash SFAS No. 142 Write-Off Related to Indirect Interest in Raceway Associates
Applied to Previously Reported Q1 Results--

      DAYTONA BEACH, FLORIDA - June 24, 2002 - International Speedway Corporation (“ISC”) (Nasdaq/NM: ISCA; OTC Bulletin Board: ISCB) reaffirms its previously stated second quarter 2002 guidance of $115 to $120 million in total revenues and $0.27 to $0.29 in earnings per diluted share.  Additionally, the Company expects to apply to its previously reported first quarter 2002 results a one-time, non-cash charge associated with Raceway Associates, LLC’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142.

ISC holds an indirect 37.5% interest in Raceway Associates, LLC (“Raceway”), which owns and operates Chicagoland Speedway and Route 66 Raceway (“Route 66”), a drag strip and dirt oval facility which hosts a wide variety of events.  Raceway elected to early adopt SFAS No. 142 and completed its initial impairment analysis during the second quarter of 2002.  Based on changes in assumptions associated with the operations of Route 66 since the formation of Raceway in early 1999, Route 66 will record a one-time, non-cash charge to reflect adoption of SFAS No. 142.  ISC elected to early adopt SFAS No. 142 and determined its cumulative effect of accounting change in the first quarter of 2002.  As such, in accordance with the standard, ISC will apply to its previously reported first quarter results a non-tax deductible charge of $3.4 million, or approximately $0.065 per diluted share, which will be reflected as a cumulative effect of accounting change from equity investment.  This one-time, non-cash charge associated with Route 66 does not result in a change in ISC’s business outlook or expected results.

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ISC REAFFIRMS SECOND QUARTER GUIDANCE                                                                  PAGE -2-

ISC expects to release its second quarter 2002 financial results on Wednesday, July 10, 2002.  The Company invites you to listen to a broadcast of its conference call, which will include a discussion of second quarter earnings, live via Webcast at 9:00 a.m. Eastern Time on July 10.  An archive of the Webcast will be available one hour after the call and until midnight Wednesday, July 17, 2002.  To access the live or archived Webcast, please visit http://www.vcall.com.

International Speedway Corporation is a leading promoter of motorsports activities in the United States, currently promoting more than 100 events annually.  The Company owns and/or operates 12 of the nation’s major motorsports facilities, including Daytona International Speedway in Florida (home of the Daytona 500); Talladega Superspeedway in Alabama; Michigan International Speedway located outside Detroit; Richmond International Raceway in Virginia; California Speedway near Los Angeles; Kansas Speedway in Kansas City, Kansas; Phoenix International Raceway in Arizona; Homestead-Miami Speedway in Florida; North Carolina Speedway in Rockingham; Darlington Raceway in South Carolina; Watkins Glen International in New York; and Nazareth Speedway in Pennsylvania.  Other track interests include an indirect 37.5% interest in Raceway Associates, LLC, which owns and operates Chicagoland Speedway and Route 66 Raceway near Chicago, Illinois.

The Company also owns and operates MRN Radio, the nation's largest independent sports radio network; DAYTONA USA, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR; and subsidiaries which provide catering services, food and beverage concessions, and produce and market motorsports-related merchandise under the trade name “Americrown.”  For more information, visit the Company's Web site at www.iscmotorsports.com.

Statements made in this release that state the Company or management's beliefs or expectations and which are not historical facts or which apply prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward looking statements. The Company’s results could be impacted by the risk factors discussed elsewhere, including, but not limited to, the success of and weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events.  Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Q's. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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